UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

SONOMA VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-31929 (Commission File No.)	68-0454068 (I.R.S. Employer Identification No.)

202 West Napa Street, Sonoma, California          95476
(Address of principal executive offices)                  (Zip Code)

(707) 935-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 14, 2010, Sonoma Valley Bank (“Bank”), a wholly-owned subsidiary of Sonoma Valley Bancorp (“Company”), received a Supervisory Prompt Corrective Action Directive (“Directive”) from the Federal Deposit Insurance Corporation (“FDIC”), dated April 13, 2010, due to the Bank’s “undercapitalized” status as of December 31, 2009 under regulatory capital guidelines.  The Bank is revising its capital restoration plan for resubmission to the FDIC, and intends to appeal the Directive based on the limited time provided in the order, in order to extend the period within which to become compliant.

The Directive requires that within 30 days of the effective date of the Directive, or May 13th, 2010, the Bank must (1) sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized” under regulatory capital guidelines and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution.  The Bank continues to act upon strategic alternatives to raise capital and restructure its balance sheet to satisfy this requirement of the Directive.  However, while we are confident in our operations, given the number of other institutions seeking equity for similar reasons in the current market, there are no assurances that we will be able to complete any such transaction within the time period required or upon favorable terms.

Although already subject to certain limitations, the Directive also prohibits the Bank from: (1) paying interest on deposits in excess of prescribed limits; (2) accepting, renewing or rolling over any brokered deposits; (3) making any capital distributions or dividend payments to the Company or any affiliate of the Bank or the Company; (4) paying any bonus to, or increasing the compensation of, any director or officer of the Bank without the prior approval of the FDIC; (5) establishing or acquiring a new branch or, without the prior approval of the FDIC, relocating, selling or disposing of any existing branch.  In addition, the Bank must comply with Section 23A of the Federal Reserve Act without the exemption for transactions with certain affiliated institutions.

The foregoing description of the Directive is qualified in its entirety by reference to the full text of the Directive, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 -- Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit Description
99.1	FDIC Supervisory Prompt Corrective Action Directive, dated April 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA VALLEY BANCORP,
a California Corporation

Dated:  April 21, 2010                                          /s/Sean C. Cutting
Sean C. Cutting,
Chief Executive Officer